UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 13, 2004

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 12.   Results of Operations and Financial Condition

          The purpose of this Current Report on Form 8-K is to file BB&T’s first quarter 2004 earnings release.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued April 13, 2004

April 13, 2004

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T announces 1st quarter net income of $328.5 million;
operating earnings increase 1.2% to $334.6 million

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today net income for the first quarter of 2004 totaling $328.5 million, or $.60 per diluted share. Net income increased slightly compared with $327.7 million earned in the first quarter of 2003, while diluted earnings per share reflected a decrease of 13.0% compared to earnings of $.69 during the same period last year.

          Excluding the effects of expenses associated with mergers and acquisitions, operating earnings totaled $334.6 million for the first quarter of 2004, an increase of 1.2% compared to 2003. Diluted operating earnings per share were $.61, a decrease of 12.9% compared with $.70 earned during the first quarter of 2003. Merger-related charges for the first quarter of 2004 totaled $6.1 million after-tax.

          BB&T’s first quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.43% and 12.93%, respectively. On an operating basis, the annualized returns on average assets and average shareholders’ equity were 1.46% and 13.17%, respectively.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the effects of amortization of intangibles, as well as the net amortization of purchase accounting mark-to-market adjustments and merger-related charges from earnings. Cash basis operating earnings totaled $355.0 million for the first quarter of 2004, an increase of 6.0% compared to the first quarter of 2003. Current quarter cash basis diluted earnings per share decreased 9.9% to $.64, compared to $.71 earned during the same period in 2003. Cash basis operating earnings for the first quarter of 2004 produced an annualized return on average tangible assets of 1.62% and an annualized return on average tangible shareholders’ equity of 23.93%.

          “Our first quarter performance was disappointing in comparison to past trends,” said Chairman and Chief Executive Officer John A. Allison. “However, we continue to believe that performance will improve as the year progresses and, in fact, we are beginning to see progress in several important areas. Our first quarter earnings were hampered by a substantial decrease in mortgage banking income. Higher mortgage rates for most of the first quarter caused a substantial decrease in mortgage originations and resulting income, the retention of fixed rate mortgage loans greatly reduced gains from sales of mortgages, and a drop in rates in mid-March produced net writedowns in the value of our mortgage servicing rights, despite an effective performance from our risk management hedging program related to mortgage servicing rights. These net writedowns also negatively affected mortgage banking income. There are a number of positive trends — loan growth has significantly increased, our noninterest income generating businesses, excluding mortgage, are growing and our asset quality continues to improve and remains very strong. I remain confident about the remainder of 2004 as we work to fully integrate recent acquisitions and to improve our efficiency.

          “On March 19, we announced that we were projecting operating earnings per diluted share for 2004 in the range of $2.75 to $2.90,” said Allison. “We continue to believe that earnings will improve substantially in the third and fourth quarters of this year and we continue to feel comfortable with this earnings projection.” Calculated on a basis consistent with generally accepted accounting principles, the projection for 2004 earnings per diluted share is $2.71 to $2.86.

Average Loans Grow 10.0%

          Average loans and leases totaled $63.2 billion for the first quarter, reflecting an increase of $1.5 billion, or 10.0% on an annualized basis, compared to the fourth quarter of 2003. This reflects the strongest overall quarterly growth rate in three years. During the first quarter of 2004, commercial loan demand in BB&T’s markets noticeably improved, with loans growing at an annualized rate of 7.0% compared to the fourth quarter of 2003. Consumer loan growth also accelerated, with average direct retail loans and revolving credit each growing at annualized rates of 11.4% compared to the fourth quarter last year. The strongest performance was in mortgage loans, which grew at an annualized rate of 25.7% compared to the fourth quarter of 2003. This growth was driven, in part, by the retention of fixed rate mortgages in recent quarters. In addition, lower mortgage rates in March have produced a significant increase in mortgage applications and originations; however, since much of the growth in mortgage loans occurred late in the quarter, most of the related benefit to earnings will be realized beginning in the second quarter of this year.

Asset Quality Continues to Improve

          BB&T’s total nonperforming assets and net charge-offs both improved during the current quarter and continued their steady improvement since the first quarter of 2003. Nonperforming assets as a percentage of total assets decreased to .47% at March 31 compared to .49% and .60% at Dec. 31, 2003 and March 31, 2003, respectively. Annualized net charge-offs were .36% of average loans and leases for the first quarter of 2004, down from .42% in the fourth quarter of 2003 and ..47% in the first quarter of 2003. Excluding losses at BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .25% of average loans and leases compared to .31% in the fourth quarter of 2003 and .35% in the first quarter of 2003.

BB&T’s Noninterest Income Producing Businesses Continue to Expand

          BB&T’s noninterest income generating businesses continued to produce healthy growth with the exception of mortgage banking. Total noninterest income was $478.2 million for the first quarter of 2004, an increase of 7.5% compared with the same period in 2003. Excluding the decrease in mortgage banking and fluctuations in securities gains and losses, noninterest income grew 34.5%. Excluding mortgage banking, securities gains and losses and the effects of acquisitions, noninterest income increased 15.6%. Higher revenues from BB&T’s insurance operations, as well as growth in income from investment banking and brokerage fees and commissions, service charges on deposit accounts and other nondeposit fees and commissions, were the primary drivers of this growth.

          BB&T’s insurance operations were the largest provider of noninterest income during the quarter, as insurance commissions totaled $123.7 million, an increase of 39.5% compared with $88.7 million earned during the first quarter of 2003. The expansion of BB&T’s insurance network through acquisitions, the largest of which was the merger with McGriff, Seibels & Williams Inc., combined with solid internal growth, drove the increase. Excluding the effect of acquisitions, insurance commissions increased 10.1%.

          BB&T’s investment banking and brokerage fees and commissions totaled $76.6 million for the first quarter of 2004, an increase of 46.4% compared to the $52.3 million earned during the same period last year. The increase was driven by growth in retail brokerage commissions and revenues from investment banking services.

          Service charges for deposit-related services totaled $122.8 million during the first quarter of 2004, an increase of 26.9% compared to the first quarter of 2003. This increase resulted from service charge income from acquired institutions and growth in commercial account analysis fees. Excluding the effect of acquisitions, service charges for deposits increased 6.6%.

          Other nondeposit fees and commissions increased 27.3% to $71.6 million compared with the same quarter last year. This growth resulted primarily from increased income from credit and debit card-related services, ATM services and other miscellaneous bank services. Excluding the effect of acquisitions, other nondeposit fees and commissions increased 9.7%.

BB&T’s Commitment to its Clients and Employees Recognized Nationally

           During the first quarter, BB&T's commitment to client service was recognized by national research organizations. J.D. Power and Associates ranked BB&T 2nd overall in home mortgage servicing customer satisfaction in the country. In the same survey, BB&T ranked No. 1 among banks for the second consecutive year. BB&T's commitment to employee advancement through innovative training was also nationally recognized during the quarter. BB&T placed in the top 6% of organizations evaluated in Training Magazine’s 2004 “Training Top 100.” 2004 marks the second consecutive year BB&T has been recognized in this evaluation.

BB&T Insurance Services Expands to New Markets and Business Lines

          On Feb. 1, BB&T Insurance Services successfully completed its acquisition of McGriff, Seibels & Williams Inc. of Birmingham, Ala., creating the sixth largest insurance broker in the nation. The merger vastly enhanced BB&T's national insurance presence and positioned BB&T Insurance Services as one of the premier providers of insurance and risk management services in the country.

          On April 1, BB&T Insurance Services acquired Iler Wall & Shonter (“IWS”) of St. Petersburg, Fla. IWS is a full-service agency specializing in commercial property and casualty insurance, personal property and liability, employee benefits, life insurance and financial planning.

          At March 31, BB&T had $94.3 billion in assets and operated more than 1,350 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on April 12 was $34.90 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our website at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s first quarter 2004 earnings conference call at 10:30 a.m. (EDT) today, please visit our website at www.BBandT.com. Replays of the conference call will be available through our website until 5 p.m. (EDT) April 26.

#

           This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). BB&T’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

           This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/04	3/31/03	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,101,178	$1,084,878	$16,300	1.5%
Interest expense	273,626	362,702	(89,076)	(24.6)
Net interest income - taxable equivalent	827,552	722,176	105,376	14.6
Less: Taxable equivalent adjustment	20,729	29,998	(9,269)	(30.9)
Net interest income	806,823	692,178	114,645	16.6
Provision for loan and lease losses	62,500	63,000	(500)	(.8)
Net interest income after provision for loan and lease losses	744,323	629,178	115,145	18.3
Noninterest income (2)	478,178	444,921	33,257	7.5
Noninterest expense (3)	728,336	599,359	128,977	21.5
Operating earnings before income taxes	494,165	474,740	19,425	4.1
Provision for income taxes	159,521	143,941	15,580	10.8
Operating earnings (1)	$334,644	$330,799	$3,845	1.2%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.61	$.70	$(.09)	(12.9	) %
Diluted earnings	.61	.70	(.09)	(12.9)
Weighted average shares - Basic	546,576,484	470,529,359
Diluted	550,547,045	474,348,203
Dividends paid per common share	$.32	$.29	$.03	10.3%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.46%	1.69%
Return on average equity	13.17	17.94
Net yield on earning assets (taxable equivalent)(4)	4.09	4.13
Efficiency ratio (taxable equivalent) (4)	55.1	51.6

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$354,965	$334,919	$20,046	6.0%
Diluted earnings per share	.64	.71	(.07)	(9.9)
Return on average tangible assets	1.62%	1.76%
Return on average tangible equity	23.93	24.26
Efficiency ratio (taxable equivalent) (4)	52.9	51.0

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/04	3/31/03	$	%

INCOME STATEMENTS
Interest income	$1,080,449	$1,054,880	$25,569	2.4%
Interest expense	273,626	362,702	(89,076)	(24.6)
Net interest income	806,823	692,178	114,645	16.6
Provision for loan and lease losses	62,500	63,000	(500)	(.8)
Net interest income after provision for loan and lease losses	744,323	629,178	115,145	18.3
Noninterest income	478,178	444,921	33,257	7.5
Noninterest expense	737,986	604,088	133,898	22.2
Income before income taxes	484,515	470,011	14,504	3.1
Provision for income taxes	156,015	142,263	13,752	9.7
Net income	$328,500	$327,748	$752	.2%

PER SHARE DATA
Basic earnings	$.60	$.70	$(.10)	(14.3	) %
Diluted earnings	.60	.69	(.09)	(13.0)
Weighted average shares - Basic	546,576,484	470,529,359
Diluted	550,547,045	474,348,203

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.43%	1.68%
Return on average equity	12.93	17.78
Efficiency ratio (taxable equivalent) (4)	55.8	52.0

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings statements exclude the effect of merger-related and nonrecurring charges. These charges totaled $6.1 million and $3.1 million, net of tax, in the first quarters of 2004 and 2003, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have decreased approximately 5.2% for the quarter, compared to the same period in 2003.
	(3)	Excluding purchase accounting transactions, noninterest expense would have increased approximately .8% for the quarter, compared to the same period in 2003.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Cash basis and operating ratios also exclude merger-related charges and nonrecurring charges. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/04	3/31/03	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,867,913	$1,931,702	$(63,789)	(3.3	) %
Interest-bearing deposits with banks	250,179	172,494	77,685	45.0
Federal funds sold and other earning assets	260,113	262,572	(2,459)	(0.9)
Securities available for sale	17,584,687	16,721,662	863,025	5.2
Securities held to maturity	125	57,489	(57,364)	(99.8)
Trading securities	364,481	172,789	191,692	110.9
Total securities	17,949,293	16,951,940	997,353	5.9
Commercial loans and leases	31,743,612	29,331,744	2,411,868	8.2
Direct retail loans	12,447,494	9,477,267	2,970,227	31.3
Sales finance loans	6,190,940	3,388,430	2,802,510	82.7
Revolving credit loans	1,167,467	1,037,135	130,332	12.6
Mortgage loans	12,821,573	10,542,311	2,279,262	21.6
Total loans and leases	64,371,086	53,776,887	10,594,199	19.7
Allowance for loan and lease losses	790,271	716,276	73,995	10.3
Total earning assets	82,607,385	70,709,082	11,898,303	16.8
Premises and equipment, net	1,227,251	1,071,721	155,530	14.5
Goodwill	3,837,956	1,737,617	2,100,339	120.9
Other intangible assets	552,527	146,145	406,382	278.1
Other assets	4,755,456	4,313,088	442,368	10.3
Total assets	94,281,503	79,647,890	14,633,613	18.4
Noninterest-bearing deposits	11,500,136	8,614,360	2,885,776	33.5
Savings and interest checking	4,379,735	3,076,491	1,303,244	42.4
Money rate savings	20,569,144	16,388,917	4,180,227	25.5
CDs and other time deposits	27,675,877	23,161,261	4,514,616	19.5
Total deposits	64,124,892	51,241,029	12,883,863	25.1
Short-term borrowed funds	5,748,572	4,229,003	1,519,569	35.9
Long-term debt	10,625,382	13,565,934	(2,940,552)	(21.7)
Total interest-bearing liabilities	68,998,710	60,421,606	8,577,104	14.2
Other liabilities	3,355,829	3,050,846	304,983	10.0
Total liabilities	83,854,675	72,086,812	11,767,863	16.3
Total shareholders' equity	$10,426,828	$7,561,078	$2,865,750	37.9%

Average balances
Securities, at amortized cost	$17,188,281	$16,428,321	$759,960	4.6%
Commercial loans and leases	31,460,865	28,999,821	2,461,044	8.5
Direct retail loans	12,269,198	9,417,240	2,851,958	30.3
Sales finance loans	6,165,341	3,481,107	2,684,234	77.1
Revolving credit loans	1,168,516	1,038,444	130,072	12.5
Mortgage loans	12,156,224	10,772,525	1,383,699	12.8
Total loans and leases	63,220,144	53,709,137	9,511,007	17.7
Allowance for loan and lease losses	786,556	729,456	57,100	7.8
Other earning assets	697,659	452,010	245,649	54.3
Total earning assets	81,106,084	70,589,468	10,516,616	14.9
Total assets	92,112,359	79,154,304	12,958,055	16.4
Noninterest-bearing deposits	10,744,997	7,687,410	3,057,587	39.8
Savings and interest checking	4,575,373	3,375,038	1,200,335	35.6
Money rate savings	20,230,460	16,228,100	4,002,360	24.7
CDs and other time deposits	25,993,720	24,322,564	1,671,156	6.9
Total deposits	61,544,550	51,613,112	9,931,438	19.2
Short-term borrowed funds	6,597,199	4,019,301	2,577,898	64.1
Long-term debt	10,621,546	13,582,346	(2,960,800)	(21.8)
Total interest-bearing liabilities	68,018,298	61,527,349	6,490,949	10.5
Total shareholders' equity	$10,218,527	$7,477,149	$2,741,378	36.7%

		As of / For the Quarter Ended

(Dollars in thousands)		3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$145,119	$11,450	$98,196	$240,474	$280,309
Derivatives (notional value)		20,219,582	14,608,690	9,625,035	12,377,125	13,195,050
Fair value of derivatives portfolio		214,865	136,025	184,467	274,749	179,474
Common stock prices:	High	38.80	39.69	38.19	35.93	38.80
	Low	34.48	35.98	33.72	31.42	30.66
	End of period	35.30	38.64	35.91	34.30	31.43
Weighted average shares -	Basic	546,576,484	544,871,908	551,018,984	471,713,450	470,529,359
	Diluted	550,547,045	549,858,403	555,543,993	475,293,564	474,348,203
End of period shares outstanding		548,022,164	541,942,987	548,886,598	472,118,220	471,218,625
End of period banking offices		1,353	1,359	1,456	1,109	1,118
ATMs		1,848	1,880	1,948	1,675	1,694

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	BB&T had approximately 26,600 full-time equivalent employees at March 31, 2004.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$919,030	$925,614	$931,997	$853,094	$858,137
Interest and dividends on securities	179,639	186,210	191,261	218,872	224,940
Interest on short-term investments	2,509	2,316	1,798	1,744	1,801
Total interest income - taxable equivalent	1,101,178	1,114,140	1,125,056	1,073,710	1,084,878
Interest expense
Interest on deposits	166,777	171,380	184,168	192,505	207,624
Interest on short-term borrowed funds	17,395	15,033	14,651	15,494	13,664
Interest on long-term debt	89,454	89,451	93,291	134,112	141,414
Total interest expense	273,626	275,864	292,110	342,111	362,702
Net interest income - taxable equivalent	827,552	838,276	832,946	731,599	722,176
Less: Taxable equivalent adjustment	20,729	26,600	26,488	28,179	29,998
Net interest income	806,823	811,676	806,458	703,420	692,178
Provision for loan and lease losses	62,500	58,500	65,000	61,500	63,000
Net interest income after provision for
loan and lease losses	744,323	753,176	741,458	641,920	629,178
Noninterest income
Service charges on deposits	122,763	122,120	121,981	96,645	96,778
Mortgage banking income (loss)	7,110	45,628	98,330	(32,711)	59,972
Investment banking and brokerage fees and commissions	76,598	68,667	65,805	60,597	52,325
Trust revenue	29,985	29,099	31,871	26,248	26,009
Insurance commissions	123,706	102,070	103,592	101,500	88,658
Other nondeposit fees and commissions	71,634	73,618	73,312	60,770	56,272
Securities gains (losses), net	(511)	(7,529)	(29,127)	109,500	34,234
Other noninterest income	46,893	37,342	46,339	38,547	30,673
Total noninterest income	478,178	471,015	512,103	461,096	444,921
Noninterest expense
Personnel expense	422,966	374,788	412,350	367,497	352,701
Occupancy and equipment expense	100,147	100,463	97,352	85,625	87,727
Foreclosed property expense	6,002	6,556	5,163	3,541	4,069
Amortization of intangibles	24,056	21,100	20,990	6,806	6,754
Other noninterest expense	175,165	179,778	173,393	155,610	148,108
Total noninterest expense	728,336	682,685	709,248	619,079	599,359
Operating earnings before income taxes	494,165	541,506	544,313	483,937	474,740
Provision for income taxes	159,521	164,657	165,055	147,009	143,941
Operating earnings (1)	334,644	376,849	379,258	336,928	330,799

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.61	$.69	$.69	$.71	$.70
Diluted earnings	.61	.69	.68	.71	.70
Dividends paid per common share	.32	.32	.32	.29	.29
Book value per share	19.03	18.33	18.61	16.32	16.05
Tangible book value per share (2)	11.01	10.92	11.20	12.36	12.05

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.46%	1.66%	1.66%	1.67%	1.69%
Return on average equity	13.17	14.80	14.73	17.45	17.94
Net yield on earning assets (taxable equivalent) (3)	4.09	4.22	4.17	4.06	4.13
Efficiency ratio (taxable equivalent) (3)	55.1	52.7	53.0	52.0	51.6
Noninterest income as a percentage of
total income (taxable equivalent) (3)	36.9	34.7	37.3	38.2	37.4
Equity as a percentage of total assets at
end of period	11.1	11.0	11.3	9.6	9.5
Average earning assets as a percentage of
average total assets	88.1	87.9	87.6	89.3	89.2
Average loans and leases as a percentage of
average deposits	102.7	100.7	99.4	102.9	104.1

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (4)
Cash basis operating earnings	$354,965	$393,646	$395,987	$341,080	$334,919
Diluted earnings per share	.64	.72	.71	.72	.71
Return on average tangible assets	1.62%	1.81%	1.81%	1.73%	1.76%
Return on average tangible equity	23.93	25.84	25.62	23.38	24.26
Efficiency ratio (taxable equivalent) (3)	52.9	50.8	51.2	51.4	51.0

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings statements exclude the effect of merger-related and nonrecurring charges. These charges totaled $6.1 million, $71.8 million, $263.4 million, $20.7 million, and $3.1 million, net of tax, for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003 and March 31, 2003, respectively. See Reconciliation Tables included herein.
	(2)	Excludes carrying value of goodwill and other intangible assets from shareholders' equity.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage banking-related derivatives, merger-related charges and nonrecurring charges. See Reconciliation Tables included herein.
	(4)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$912,156	$982,319	$920,451	$841,961	$846,671
Interest and dividends on securities	165,784	171,178	176,319	201,826	206,408
Interest on short-term investments	2,509	2,316	1,798	1,744	1,801
Total interest income	1,080,449	1,155,813	1,098,568	1,045,531	1,054,880
Interest expense
Interest on deposits	166,777	171,380	184,168	192,505	207,624
Interest on short-term borrowed funds	17,395	15,033	14,651	15,494	13,664
Interest on long-term debt	89,454	89,451	93,291	134,112	141,414
Total interest expense	273,626	275,864	292,110	342,111	362,702
Net interest income	806,823	879,949	806,458	703,420	692,178
Provision for loan and lease losses	62,500	58,500	65,000	61,500	63,000
Net interest income after provision for
loan and lease losses	744,323	821,449	741,458	641,920	629,178
Noninterest income
Service charges on deposits	122,763	122,120	121,981	96,645	96,778
Mortgage banking income (loss)	7,110	45,628	98,330	(32,711)	59,972
Investment banking and brokerage fees and commissions	76,598	68,667	65,805	60,597	52,325
Trust revenue	29,985	29,099	31,871	26,248	26,009
Insurance commissions	123,706	102,070	103,592	101,500	88,658
Other nondeposit fees and commissions	71,634	73,618	73,312	60,770	56,272
Securities gains (losses), net	(511)	(7,529)	(29,127)	109,500	34,234
Other noninterest income	46,893	37,342	46,339	38,547	30,673
Total noninterest income	478,178	471,015	512,103	461,096	444,921
Noninterest expense
Personnel expense	422,966	374,788	412,350	367,497	352,701
Occupancy and equipment expense	100,147	100,463	97,352	85,625	87,727
Foreclosed property expense	6,002	6,556	5,163	3,541	4,069
Amortization of intangibles	24,056	21,100	20,990	6,806	6,754
Merger-related and restructuring charges	9,650	51,451	22,820	10,775	4,729
Loss on early extinguishment of debt	--	--	384,898	--	--
Other noninterest expense	175,165	179,778	173,393	176,676	148,108
Total noninterest expense	737,986	734,136	1,116,966	650,920	604,088
Income before income taxes	484,515	558,328	136,595	452,096	470,011
Provision for income taxes	156,015	253,301	20,704	135,859	142,263
Net income	328,500	305,027	115,891	316,237	327,748

PER SHARE DATA
Basic earnings	$.60	$.56	$.21	$.67	$.70
Diluted earnings	.60	.55	.21	.67	.69

	For the Quarter Ended

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities and other earning assets	4.07%	4.30%	4.28%	4.92%	5.38%
Loans and leases	5.84	5.96	6.02	6.29	6.46

Total earning assets	5.45	5.60	5.62	5.95	6.20

Interest expense:
Interest-bearing deposits	1.32	1.35	1.44	1.73	1.92
Short-term borrowed funds	1.06	.98	.99	1.29	1.36
Long-term debt	3.38	3.55	3.60	4.04	4.16

Total interest-bearing liabilities	1.62	1.65	1.73	2.19	2.38

Net yield on earning assets	4.09%	4.22%	4.17%	4.06%	4.13%

NOTES:	(1)	Fully taxable equivalent yields. Excludes nonrecurring items. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$17,584,687	$15,562,954	$16,032,688	$16,030,474	$16,721,662
Securities held to maturity	125	60,122	57,076	55,099	57,489
Trading securities	364,481	693,819	710,387	180,711	172,789
Total securities	17,949,293	16,316,895	16,800,151	16,266,284	16,951,940
Commercial loans and leases	31,743,612	31,335,752	30,939,186	29,418,569	29,331,744
Direct retail loans	12,447,494	12,130,101	11,791,148	9,716,242	9,477,267
Sales finance loans	6,190,940	6,035,662	6,164,851	3,381,745	3,388,430
Revolving credit loans	1,167,467	1,180,480	1,111,208	1,059,313	1,037,135
Mortgage loans	12,821,573	11,623,391	11,166,084	11,368,328	10,542,311
Total loans and leases	64,371,086	62,305,386	61,172,477	54,944,197	53,776,887
Allowance for loan and lease losses	790,271	784,937	791,527	719,576	716,276
Other earning assets	510,292	604,006	603,425	533,478	435,066
Total earning assets	82,607,385	79,208,578	78,410,936	71,351,630	70,709,082
Total assets	94,281,503	90,466,613	90,355,131	80,444,806	79,647,890
Noninterest-bearing deposits	11,500,136	11,098,251	10,909,953	9,238,605	8,614,360
Savings and interest checking	4,379,735	4,307,069	4,217,404	2,946,606	3,076,491
Money rate savings	20,569,144	20,348,969	20,231,596	16,608,916	16,388,917
CDs and other time deposits	27,675,877	23,595,496	25,936,345	23,561,639	23,161,261
Total deposits	64,124,892	59,349,785	61,295,298	52,355,766	51,241,029
Short-term borrowed funds	5,748,572	7,334,900	6,294,995	4,627,801	4,229,003
Long-term debt	10,625,382	10,807,700	9,837,910	12,831,350	13,565,934
Total interest-bearing liabilities	68,998,710	66,394,134	66,518,250	60,576,312	60,421,606
Total shareholders' equity	10,426,828	9,934,731	10,214,832	7,703,424	7,561,078
Goodwill	3,837,956	3,616,526	3,642,068	1,714,938	1,737,617
Core deposit and other intangibles	552,527	401,944	422,716	152,054	146,145
Total intangibles	4,390,483	4,018,470	4,064,784	1,866,992	1,883,762
Mortgage servicing rights	$256,341	$334,931	$327,376	$220,300	$313,805

Average balances
Securities, at amortized cost	$17,188,281	$16,937,451	$17,423,216	$17,432,923	$16,428,321
Commercial loans and leases	31,460,865	30,919,252	30,746,686	29,231,383	28,999,821
Direct retail loans	12,269,198	11,931,318	11,597,522	9,586,676	9,417,240
Sales finance loans	6,165,341	6,278,763	6,285,902	3,486,168	3,481,107
Revolving credit loans	1,168,516	1,136,268	1,098,690	1,044,083	1,038,444
Mortgage loans	12,156,224	11,425,458	11,790,843	11,032,165	10,772,525
Total loans and leases	63,220,144	61,691,059	61,519,643	54,380,475	53,709,137
Allowance for loan and lease losses	786,556	794,394	792,914	720,432	729,456
Other earning assets	697,659	590,519	633,744	514,879	452,010
Total earning assets	81,106,084	79,219,029	79,576,603	72,328,277	70,589,468
Total assets	92,112,359	90,116,726	90,845,816	81,012,962	79,154,304
Noninterest-bearing deposits	10,744,997	10,967,480	11,023,396	8,326,827	7,687,410
Savings and interest checking	4,575,373	4,425,717	4,497,102	3,303,608	3,375,038
Money rate savings	20,230,460	20,162,364	20,018,836	16,406,576	16,228,100
CDs and other time deposits	25,993,720	25,712,445	26,350,439	24,824,328	24,322,564
Total deposits	61,544,550	61,268,006	61,889,773	52,861,339	51,613,112
Short-term borrowed funds	6,597,199	6,006,630	5,763,994	4,744,761	4,019,301
Long-term debt	10,621,546	9,936,570	10,205,592	13,173,214	13,582,346
Total interest-bearing liabilities	68,018,298	66,243,726	66,835,963	62,452,487	61,527,349
Total shareholders' equity	$10,218,527	$10,099,916	$10,215,142	$7,745,395	$7,477,149

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$6,218,080	$6,166,160	$6,274,986	$5,684,767	$5,497,767
Total	8,260,303	8,211,674	8,683,707	8,022,774	7,946,913
Risk-weighted assets	67,174,692	65,511,840	65,442,593	58,324,722	57,651,703
Average quarterly tangible assets	87,835,594	86,157,150	86,828,988	78,631,225	76,718,630
Risk-based capital ratios:
Tier 1	9.26%	9.41%	9.59%	9.75%	9.54%
Total	12.30	12.53	13.27	13.76	13.78
Leverage capital ratio	7.08	7.16	7.23	7.23	7.17
Equity as a percentage of total assets	11.1	11.0	11.3	9.6	9.5
Book value per share	$19.03	$18.33	$18.61	$16.32	$16.05
Tangible book value per share (2)	11.01	10.92	11.20	12.36	12.05

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	Current quarter risk-based capital information is preliminary.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

ASSET QUALITY ANALYSIS
Allowance For Loan and Lease Losses
Beginning balance	$784,937	$791,527	$719,576	$716,276	$723,685
Allowance for acquired loans, net	--	--	68,768	--	1,267
Reclassification of allowance related
to unfunded commitments	--	--	--	--	(8,986)
Provision for loan and lease losses	62,500	58,500	65,000	61,500	63,000
Charge-offs
Commercial loans and leases	(22,176)	(38,577)	(27,194)	(27,853)	(29,018)
Direct retail	(11,295)	(12,395)	(10,340)	(10,078)	(12,535)
Sales finance	(22,518)	(21,856)	(23,309)	(24,751)	(22,233)
Revolving credit	(14,286)	(12,279)	(12,387)	(12,955)	(12,423)
Mortgage	(1,375)	(1,733)	(1,523)	(1,178)	(658)

Total charge-offs	(71,650)	(86,840)	(74,753)	(76,815)	(76,867)

Recoveries
Commercial loans and leases	6,057	13,703	4,102	10,668	6,369
Direct retail	2,489	2,442	3,269	2,857	3,233
Sales finance	3,511	3,279	3,305	2,848	2,493
Revolving credit	2,178	2,205	2,155	2,159	1,901
Mortgage	249	121	105	83	181

Total recoveries	14,484	21,750	12,936	18,615	14,177

Net charge-offs	(57,166)	(65,090)	(61,817)	(58,200)	(62,690)

Ending balance	$790,271	$784,937	$791,527	$719,576	$716,276

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$218,111	$219,558	$226,655	$233,938	$251,364
Direct retail	52,426	50,085	47,618	43,023	39,179
Sales finance	12,062	13,082	14,182	15,794	27,999
Revolving credit	367	342	354	278	266
Mortgage	62,756	67,373	66,611	70,491	73,893

Total nonaccrual loans and leases	345,722	350,440	355,420	363,524	392,701

Foreclosed real estate	74,832	78,964	70,178	64,347	60,110
Other foreclosed property	21,247	17,106	20,902	17,575	21,714
Restructured loans	573	592	613	145	175

Nonperforming assets	$442,374	$447,102	$447,113	$445,591	$474,700

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$18,885	$17,759	$34,965	$19,925	$15,994
Direct retail	20,359	25,695	24,019	20,934	24,451
Sales finance	26,091	27,863	18,379	15,688	16,311
Revolving credit	4,644	5,601	4,626	4,466	4,651
Mortgage	33,917	39,840	39,918	36,466	32,202

Total loans 90 days or more past due
and still accruing	103,896	116,758	121,907	97,479	93,609

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.16%	.19%	.20%	.18%	.17%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.54%	.56%	.58%	.66%	.73%
Nonperforming assets as a percentage of:
Total assets	.47	.49	.49	.55	.60
Loans and leases plus
foreclosed property	.69	.72	.73	.81	.88
Net charge-offs as a percentage of
average loans and leases	.36	.42	.40	.43	.47
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.25	.31	.30	.31	.35
Allowance for loan and lease losses as
a percentage of loans and leases	1.23	1.26	1.29	1.31	1.33
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.25	1.27	1.32	1.39	1.39
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.44	x	3.04	x	3.23	x	3.08	x	2.82	x
Nonaccrual and restructured loans and leases	2.28	2.24	2.22	1.98	1.82

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	Percentage Increase (Decrease)

	1Q04 vs. 1Q03		1Q04 vs. 4Q03

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR PURCHASE ACQUISTIONS (1)
Average Balances
Commercial loans and leases	3.0%		7.0%
Direct retail loans	9.0		11.4
Sales finance loans	(2.2)		(7.3)
Revolving credit loans	9.0		11.4
Mortgage loans	10.3		25.7
Total loans and leases	5.0		10.0
Noninterest-bearing deposits	9.9		(8.1)
Interest-bearing transaction accounts	8.0		14.6
CDs and other time deposits	(2.4)		4.9
Other deposits	3.2		(2.9)
Total deposits	2.5%		2.0%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	(.7	) %	(4.1	) %
Noninterest income
Service charges on deposits	6.6		2.1
Mortgage banking income	(88.2)		NM
Investment banking and brokerage fees and commissions	45.1		46.5
Trust revenue	1.2		12.2
Insurance commissions	10.1		(24.9)
Other nondeposit fees and commissions	9.7		(10.8)
Securities gains (losses), net	(101.	3)	NM
Other income	47.2		102.9
Total noninterest income (2)	(5.2)		(18.5)
Noninterest expense
Personnel expense	.4		33.3
Occupancy and equipment expense	(2.6)		(7.4)
Other noninterest expense	3.4		(15.8)
Total noninterest expense	.8%		12.6%

NOTES:		Applicable growth rates are annualized.
	(1)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2004 and 2003.
	(2)	Excluding mortgage banking income and securities gains (losses), noninterest income increased 15.6% from the first quarter of 2003 to the first quarter of 2004 and increased 6.2% on an annualized basis from the fourth quarter of 2003 to the first quarter of 2004.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended

(Dollars in thousands, except per share data)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

RECONCILIATION TABLE
Net income	$328,500	$305,027	$115,891	$316,237	$327,748
Merger-related charges, net of tax	6,144	30,176	14,829	6,998	3,051
Other, net of tax (3)	--	41,646	248,538	13,693	--
Operating earnings	334,644	376,849	379,258	336,928	330,799
Amortization of intangibles, net of tax	15,215	12,871	12,804	4,152	4,120
Amortization of mark-to-market adjustments, net of tax	5,106	3,926	3,925	--	--
Cash basis operating earnings	354,965	393,646	395,987	341,080	334,919

Return on average assets	1.43%	1.34%	.51%	1.57%	1.68%
Effect of merger-related charges, net of tax	.03	.13	.06	.03	.01
Effect of other, net of tax (3)	--	.19	1.09	.07	--
Operating return on average assets	1.46	1.66	1.66	1.67	1.69
Effect of amortization of intangibles, net of tax (2)	.14	.13	.13	.06	.07
Effect of amortization of mark-to-market adjustments,
net of tax	.02	.02	.02	--	--
Cash basis operating return on average
tangible assets	1.62	1.81	1.81	1.73	1.76

Return on average equity	12.93%	11.98%	4.50%	16.38%	17.78%
Effect of merger-related charges, net of tax	.24	1.19	.58	.36	.16
Effect of other, net of tax (3)	--	1.63	9.65	.71	--
Operating return on average equity	13.17	14.80	14.73	17.45	17.94
Effect of amortization of intangibles, net of tax (2)	10.42	10.89	10.64	5.93	6.32
Effect of amortization of mark-to-market adjustments,
net of tax	.34	.15	.25	--	--
Cash basis operating return on average
tangible equity	23.93	25.84	25.62	23.38	24.26

Efficiency ratio (taxable equivalent) (1)	55.8%	59.7%	83.7%	54.7%	52.0%
Effect of merger-related charges	(.7)	(4.0)	(1.7)	(.9)	(.4)
Effect of other (3)	--	(3.0)	(29.0)	(1.8)	--
Operating efficiency ratio (1)	55.1	52.7	53.0	52.0	51.6
Effect of amortization of intangibles	(1.9)	(1.6)	(1.6)	(.6)	(.6)
Effect of amortization of mark-to-market adjustments	(.3)	(.3)	(.2)	--	--
Cash basis operating efficiency ratio (1)	52.9	50.8	51.2	51.4	51.0

Basic earnings per share	$.60	$.56	$.21	$.67	$.70
Effect of merger-related charges, net of tax	.01	.06	.03	.01	--
Effect of other, net of tax (3)	--	.07	.45	.03	--
Operating basic earnings per share	.61	.69	.69	.71	.70

Diluted earnings per share	$.60	$.55	$.21	$.67	$.69
Effect of merger-related charges, net of tax	.01	.05	.03	.01	.01
Effect of other, net of tax (3)	--	.09	.44	.03	--
Operating diluted earnings per share	.61	.69	.68	.71	.70
Effect of amortization of intangibles, net of tax	.02	.02	.02	.01	.01
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	--	--
Cash basis operating diluted earnings per share	.64	.72	.71	.72	.71

Net yield on earning assets (taxable equivalent)	4.09%	3.89%	4.17%	4.06%	4.13%
Effect of other, net of tax (3)	--	.33	--	--	--
Operating net yield on earning assets	4.09	4.22	4.17	4.06	4.13

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage banking-related derivatives. Operating and cash basis ratios also exclude merger-related and nonrecurring charges.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(3)	Reflects nonrecurring contributions made by an affiliated trust totaling $13.7 million in the second quarter of 2003, a loss on early extinguishment of debt totaling $248.5 million in the third quarter of 2003, and a one-time charge related to deferred income taxes associated with BB&T's leasing operatings totaling $41.6 million in the fourth quarter of 2003.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Senior Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       April 13, 2004